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Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT is dated as of January 22, 2002 by and among TRIPATH TECHNOLOGY, INC., a Delaware corporation with its principal office at 3900 Freedom Circle, Santa Clara, California, 95054 (the "Company"), and the persons listed as Purchasers on the signature page and on Exhibit A hereto (the "Purchasers").

        WHEREAS, the Company desires to issue and sell to the Purchasers units ("Units"), each Unit consisting of one (1) share (the "Shares") of the authorized but unissued Series A Preferred Stock, $0.001 par value per share, of the Company (the "Series A Preferred Stock") and a Series A Preferred Stock purchase warrant ("Warrants") representing the right to purchase .20 of a share of Series A Preferred Stock (collectively, the "Warrant Shares"); and

        WHEREAS, each Purchaser wishes to purchase the Units on the terms and subject to the conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

        1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a)  "Affiliate" of a party, means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

          (b)  "Closing Date" means the date of the Closing.

          (c)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated there under.

          (d)  "Initial Closing Date" means the date of the Initial Closing.

          (d)  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

          (e)  "SEC" shall mean the Securities and Exchange Commission.

          (f)    "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated there under.

        2.    Purchase and Sale of Units

          2.1    Purchase and Sale.    Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchasers severally and not jointly, and each Purchaser hereby agrees to purchase from the Company severally and not jointly, at the Closing, the number of Units set forth opposite the name of the Purchaser under the heading "Number of Units to be Purchased" on Exhibit A hereto, at a purchase price per Unit of $30.00. In addition, the Company shall issue Warrants to the Holders representing the right to purchase that number of shares of Series A Preferred Stock equal to twenty percent (20%) of that number of shares of Series A Preferred Stock purchased by the Holder as listed on Exhibit A as described above. The exercise price for each Warrant shall be $39.00 per share of Series A Preferred Stock. The total purchase price payable by each Purchaser for the number of Units that the Purchaser is hereby purchasing is set forth on Exhibit A hereto. The Series A Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations filed as part of the Certificate of Incorporation of the Company establishing the rights, preferences and privileges of the Series A Preferred Stock and which is attached hereto as Schedule 2.1, and the Warrants shall have such terms as set forth in Exhibit B attached hereto.

          2.2    Closing.    The initial closing (the "Initial Closing") and any additional any closing subsequent to the Initial Closing (each a "Subsequent Closing," and together with the Initial Closing, each a "Closing") of the transactions contemplated under this Agreement shall take place upon receipt of a wire transfer or other form of payment in same day funds from each Purchaser of the amount of the purchase price to the escrow account established by Emerging Growth Equities, Ltd. (the "Placement Agent") at First Union National Bank as escrow agent (the "Escrow Agent") pursuant to the terms of the escrow agreement among the Company, the Placement Agent and the Escrow Agent, together with an executed copy of this Agreement. The purchase and sale of the Units shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301-1833, and the acceptance by the Company of the Purchaser's purchase of Units. Within three business days of the Closing, the Company shall deliver to each Purchaser a single stock certificate and a single warrant certificate in the form attached hereto as Exhibit B, each registered in the name of the Purchaser, representing the number of shares of Series A Preferred Stock and Warrants purchased by the Purchaser, as computed pursuant to Section 2.1 hereof.

        3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as of the Closing Date as follows:

          3.1    Incorporation.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

          3.2    Capitalization.    The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value of $0.001, of which 27,231,988 shares were outstanding as of November 30, 2001 and 5,000,000 shares of Preferred Stock, par value of $0.001, 865,200 of which have been designated Series A Preferred Stock, of which no shares are outstanding on the date hereof. Except as set forth in Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

          3.3    Authorization.    All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

          3.4    Valid Issuance of the Units.    The Shares and the Warrant Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and thereof, be duly authorized and validly issued, fully paid and nonassessable and have been duly reserved for issuance.

          3.5    Offering.    No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer, sale or issuance of the Shares and the Warrants. In reliance on the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Shares and the Warrants in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended.

          3.6    Financial Statements.    The Company has made available to the Purchasers its audited Statements of Operations, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 2000, its audited Balance Sheet as of December 31, 2000, and its unaudited Statements of Operations, Stockholders' Equity and Cash Flows for the nine months ended September 30, 2001 and its unaudited Balance Sheet as of September 30, 2001. All such financial statements are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually and in the aggregate, will not be material. Since September 30, 2001, to the Company's knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company. Notwithstanding anything to the contrary in this Agreement, the Company's current financial performance may vary materially from expectations disclosed in the Company's SEC Documents (as such term is defined below) and other publicly released information by the Company due to corporate response to recent market volatility and uncertainty in the Company's markets.

          3.7    SEC Documents.    The Company has informed the Purchasers of the accessibility of the following documents on www.sec.gov: the Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing December 31, 2000, and ending on the date hereof (all such materials being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

          3.8    Consents.    All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein, other than for Regulation D and state blue sky filings with respect to the sale of Units which will be made post-closing in accordance with such laws, and therein have been obtained and will be effective as of the Closing Date.

          3.9    No Conflict.    The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets.

          3.10    Placement Agent.    In consideration for services rendered by the Placement Agent in placing the Units, the Company has agreed to pay the Placement Agent an aggregate commission consisting of (i) a cash payment equal to five percent (5%) of the gross proceeds of the sale of the Units sold under this Securities Purchase Agreement and (ii) an option to purchase that number of Units equal to three percent (3%) of the Units sold under this Securities Purchase Agreement at an exercise price equal to $30.00 per Unit. Other than as set forth herein, the Company has no obligation to pay brokers' fees or commissions by virtue of the sale of the Units.

          3.11    NASDAQ National Market.    The Company's Common Stock is listed on the NASDAQ National Market System, and there are no proceedings to revoke or suspend such listing and the Company has not received any communication from the NASDAQ National Market System with respect to any pending or threatened proceeding that would give rise to a delisting. After obtaining the approval of the Company's stockholders to the issuance of the Common Stock issuable upon conversion of the Series A Preferred Stock (the "Approval"), the Company shall apply for the listing of the Common Stock issuable upon conversion of the Series A Preferred Stock and upon conversion of the Series A Preferred Stock issuable upon conversion of the Warrant Shares, on the NASDAQ National Market System, if required by NASDAQ.

          3.12    Absence of Litigation.    There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending or threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

        4.    Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as of the Closing Date as follows:

          4.1    Authorization.    All action on the part of the Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite power or corporate power, whichever is applicable, to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

          4.2    Purchase Entirely for Own Account.    The Purchaser is acquiring the Units being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

          4.3    Investor Status; Etc.    The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Units, the Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Units. The Purchaser's financial condition is such that it is able to bear the risk of holding the Units for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

          4.4    Units Not Registered.    The Purchaser understands that the Units and the securities that make up the Units have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Units must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          4.5    No Conflict.    The execution and delivery of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of the Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its properties or assets.

          4.6    Consents.    All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

          4.7    Escrow Agreement.    In connection with and in consideration of this Agreement, each Purchaser hereby adopts and agrees to be bound by the terms and conditions of the Escrow Agreement (the "Escrow Agreement"), dated as of January 22, 2002, by and between the Company, the Escrow Agent and the Placement Agent in the form attached hereto as Exhibit C, as if the Purchaser had executed such Escrow Agreement.

        5.    Conditions Precedent.

          5.1.  Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of the Purchasers to consummate the Closing and to purchase and pay for the Units being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

    (a)
    The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchasers that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

    (b)
    The Registration Rights Agreement shall have been executed and delivered by the Company.

    (c)
    The Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

    (d)
    No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

    (e)
    The purchase of and payment for the Units by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Units, shall have been duly obtained or made and shall be in full force and effect.

    (f)
    All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchasers may have reasonably requested in connection with such transactions.

          5.2.  Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to the Purchasers the Units to be purchased at the Closing is subject to the satisfaction of the following conditions precedent:

    (a)
    The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

    (b)
    The Registration Rights Agreement shall have been executed and delivered by the Purchasers.

    (c)
    The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

    (d)
    No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

    (e)
    The sale of the Units by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby, other than for Regulation D and state blue sky filings with respect to the sale of the Units, shall have been duly obtained or made and shall be in full force and effect.

    (f)
    All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

        6.    Transfer, Legends.

          6.1.    Securities Law Transfer Restrictions.    The Purchasers shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Units being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Units in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Units in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

          6.2.    Legends.    Each certificate representing any of the Shares or the Warrant Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Shares or the Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legend endorsed on such certificate:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

7.        Affirmative Covenants of the Company. The Company hereby covenants and agrees that it will file a Preliminary Proxy Statement with the SEC as soon as possible after the Initial Closing, containing, amongst other matters, a request for stockholder approval required under Rule 4350(i) of the Nasdaq Marketplace Rules for the transactions contemplated hereby. Upon obtaining such stockholder approval, the shares of Series A Preferred Stock shall, by their terms, immediately convert into shares of Common Stock of the Company.

        8.    Miscellaneous Provisions.

          8.1    Public Statements or Releases.    None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 8.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations including the actions contemplated by the Registration Rights Agreement, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made. The parties hereto agree that the Company may issue a press release in substance substantially as set forth on Schedule 8.1 hereto.

          8.2    Further Assurances.    Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

          8.3    Rights Cumulative.    Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

          8.4    Pronouns.    All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          8.5    Notices.

    (a)
    Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

    (b)
    All correspondence to the Company shall be addressed as follows:

    Tripath Technology, Inc.
    3900 Freedom Circle
    Santa Clara, California 95054
    Attention: John DiPietro
    Telecopier: (408) 565-6824

          with a copy to:

        Gray Cary Ware & Freidenrich LLP
        400 Hamilton Avenue
        Palo Alto, California 95054
        Attention: John Fogg, Esq.
        Telecopier: (650) 833-2001

    (c)
    All correspondence to the Purchasers shall be addressed to each Purchaser at the address set forth on Exhibit A hereto.

    (d)
    Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

          8.6    Captions.    The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

          8.7    Severability.    Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

          8.8    Governing Law; Injunctive Relief.

    (a)
    This Agreement shall be governed by and construed in accordance with the internal and substantive laws of California and without regard to any conflicts of laws concepts which concepts, which would apply the substantive law of some other jurisdiction.

    (b)
    Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of California, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

          8.9    Waiver.    No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          8.10    Expenses.    Each party will bear its own costs and expenses in connection with this Agreement.

          8.11    Assignment.    The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No Purchaser may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Company. The Company may not assign its rights or obligations under this Agreement without the prior written consent of Purchasers holding a majority of the outstanding shares of Series A Preferred Stock. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

          8.12    Survival.    The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of one year, without regard to any investigation made by any party.

          8.13    Entire Agreement.    This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchasers.

          8.14    Counterparts.    This Agreement may be executed in a number of counterparts, each of which together, shall for all purposes constitute one Agreement, binding on all of the parties hereto, notwithstanding that all such parties have not signed the same counterpart.

        IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

TRIPATH TECHNOLOGY, INC.
By:	/s/ DR. ADYA S. TRIPATHI Dr. Adya S. Tripathi President and Chief Executive Officer
Signature of Purchaser
Print Name of Purchaser

EXHIBIT A

Name	Number of Units	Total Purchase Price
305 Investments, L.P.	3,500	$105,000
AIG DKR Sound Shore Holding Ltd	8,334	$250,020
Alpha Capital AG	10,000	$300,000
Jonathan Art	1,750	$52,500
Ascend Partners, LP	2,011	$60,330
Ascend Partners Sapient LP	2,955	$88,650
Ascend Offshore Fund Ltd	11,034	$331,020
Ben Joseph Partners	3,000	$90,000
Gregory J. Berlacher	1,000	$30,000
Robert A. Berlacher	1,250	$37,500
David Callan	4,000	$120,000
John Chong	1,000	$30,000
Circle T Partners	17,000	$510,000
Crossover Ventures, Inc.	20,000	$600,000
Encinal Partners	12,000	$360,000
Encinal Crossover Fund	3,000	$90,000
Endeavor Asset Management	10,000	$300,000
Jean Flax	1,000	$30,000
Keith Fretz	1,700	$51,000
William B. Fretz	1,000	$30,000
Bear Stearns Securities Corp Custodian FBO Constance Fretz IRA	1,000	$30,000
Bear Stearns Securities Corp Custodian FBO W. Bruce Fretz IRA	1,000	$30,000
Frorer Partners, L.P.	10,000	$300,000
Vincent J. Fumo	1,335	$40,050
Gruber & McBaine International	5,833	$174,990
Jon D. Gruber and Linda W. Gruber	5,000	$150,000
Jon D. Gruber TTEE FBO Jonathan Wyatt Gruber Dtd 12/30/75	833	$24,990

Jon D. Gruber TTEE FBOLindsay Gruber Dtd 12/29/76	833	$24,990
Gryphon Master Fund	16,667	$500,010
Insignia Partners, L.P.	2,500	$75,000
JEB Investments, Ltd.	20,000	$600,000
JEB Partners, L.P.	20,000	$600,000
Richard Johnson	500	$15,000
David and Debra Ann Johnson JT TEN	1,000	$30,000
Lancaster Investment Partners, L.P.	12,500	$375,000
Langley Partners, LP	8,500	$255,000
Lagunitas Partners, L.P.	27,500	$825,000
Manchester Growth Fund, L.P.	15,000	$450,000
Manchester Institution Fund, L.P.	25,000	$750,000
Manchester Offshore, Ltd.	20,000	$600,000
Stephen C. Marcus	1,000	$30,000
Stephen C. Marcus C/F Shane Newman UGMA/PA	250	$7,500
Osirus Investment Partners, LP	5,000	$150,000
Pequot Scout Fund, L.P.	75,000	$2,250,000
Pequot Navigator Offshore Fund, Inc.	25,000	$750,000
Polar Capital, L.P.	17,000	$510,000
Porter Partners, L.P	10,000	$300,000
Prism Partners, L.P.	51,500	$1,545,000
Prism Offshore Fund Ltd	65,165	$1,954,950
Proximity Fund LP	10,000	$300,000
Proximity International Ltd.	3,333	$99,990
Quantico Partners, L.P.	8,500	$255,000
Sethuram Family Trust	5,000	$150,000
SF Capital Partners Ltd	33,334	$1,000,020
Ronald Spangler	1,666	$49,980
Spinner Global Technology Fund, Ltd.	66,667	$2,000,010

Peter G. Stanley TTEE U/W/O Edward Stanley FBO Peter G. Stanley GST Exempt	5,500	$165,000
Peter G. Stanley TTEE U/W/O Edward Stanley FBO Peter G. Stanley Non-Exempt	5,500	$165,000
	699,950	$20,998,500.00

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SECURITIES PURCHASE AGREEMENT
EXHIBIT A